Consulting Agreement

This Consulting Agreement (hereinafter "Agreement") entered into on the last date of duly authorized signatures below (hereinafter "Effective Date") is made by and between Ms. Ying Zhang ("ZHANG"), a citizen of Singapore ([redacted]) residing at Apt 16-601, 188 Middle Zhejiang Road, Huangpu District, Shanghai 200001, China, and Xynomic Pharmaceuticals, Inc., a Wyoming Corporation, with offices at 1910 Thomes Avenue, Cheyenne, WY 82001, USA (the "Company") as follows:

1. Scope of Services.

(a) The Company hereby engages ZHANG to render advisory services in sourcing, alliance management and regulatory affairs (the "Services") to the Company.

(b) ZHANG shall submit monthly invoices to the Company.

(c) ZHANG is qualified to and shall provide the Services in connection with research and development of the Company's oncology drug pipeline in US, Asia and other major markets.

(d) The Company shall make available to ZHANG information Company deems necessary and which ZHANG reasonably requests in connection with its performance of the Services. Ownership of all such information provided by or on behalf of the Company is solely and exclusively owned by Company and shall be complete, accurate and not misleading. No descriptive or other material provided by or about Company shall be distributed by ZHANG without the Company's prior written consent.

(e) The Company understands that ZHANG is not undertaking to provide any legal, accounting, insurance, tax or other similar professional advice and the Company confirms that it is relying on its own counsel, accountants and similar advisors for such advice.

2. Performance Standards. ZHANG shall perform the Services using reasonable best efforts, in accordance with customary practice and industry standards and all applicable laws.

3. Compliance with the Foreign Corrupt Practices Act of 1977. During the term of this Agreement and for as long as ZHANG represents the Company ZHANG agrees to comply with United States Foreign Corrupt Practices Act of 1977. ZHANG will not willfully make use of the mails or any means of instrumentality of interstate commerce corruptly in furtherance of any offer, payment, promise to pay, or authorization of the payment of money or anything of value to any person, while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to a foreign official to influence the foreign official in his or her official capacity, induce the foreign official to do or omit to do an act in violation of his or her lawful duty, or to secure any improper advantage in order to assist in obtaining or retaining business for or with, or directing business to, any person to meet its obligations under this Agreement.

4. Fees and Expenses.

(a) In consideration of Services rendered to Company's reasonable satisfaction, Company shall pay ZHANG a monthly retainer in the amount of US$12,000 ("Monthly Retainer"). ZHANG shall submit invoices via email to Company on a monthly basis. The invoices shall list the Monthly Retainer amount in both US$ and RMB. The US$/RMB exchange rate used shall be the Middle Rate published by Bank of China on the date of each invoice. Company shall pay each invoice in either US$ or RMB, at sole discretion of the Company, within thirty (30) days of its receipt and acceptance. In the event that this Agreement is terminated, the retainer amount on the last invoice shall be calculated pro rata.

(b) The Company shall reimburse ZHANG for all reasonable out-of-pocket expenses incurred by ZHANG in connection with the performance of the Services under this Agreement, including, without limitation, reasonable travel, hotel accommodations, phone calls, and business meals. Travels to destinations outside of the City of Shanghai shall require prior consent of the Company. ZHANG shall travel coach class for all domestic and foreign flights. The Company shall reimburse ZHANG for expenses within ten (10) days after receipt of a monthly expense report detailing expenses incurred and supporting documentation as required by Company.

(c) The Company shall not be responsible for paying any taxes. All related taxes, such as income tax, self-employment tax, gross receipts tax, foreign withholding tax, etc. imposed on payments made to ZHANG pursuant to this Agreement shall be the sole responsibility of ZHANG.

5. Term.

(a) The effective date of this Agreement is April 17, 2017 (the "Effective Date"). The Company or ZHANG may terminate this Agreement for any reason whatsoever by providing at least thirty (30) days' prior written notice to the other party.

(b) Upon termination of this Agreement, ZHANG shall return any and all written information and other materials disclosed pursuant to this Agreement unless instructed otherwise, in writing, by Company.

6. Nature of Relationship. ZHANG will act under this Agreement as an independent contractor and shall not be an employee of Company for any purpose. Nothing in this Agreement shall be deemed to create a fiduciary, agency, or employment relationship between ZHANG and the Company. In no event shall ZHANG have any authority to enter into any contract or commitment in the name of or on behalf of Company and ZHANG shall not hold itself out as having authority to do so without Company's prior written authorization.

7. Confidentiality.

(a) ZHANG will not disclose to any other person or entity, or use for any other purpose, any information pertaining to the Company or any subsidiary of the Company which is either non-public, confidential or proprietary ("Information") that ZHANG obtains or is given access to by the Company or one of its subsidiaries or any of their respective officers, directors, employees, advisors or other agents ("Representatives"). "Information" does not include information which (i) is now, or hereafter becomes, through no act or failure to act on the part of ZHANG, generally known or available to the public; (ii) was acquired by ZHANG before receiving such information from the Company (or any of its subsidiaries or Representatives) and without restriction as to use or disclosure; (iii) is hereafter rightfully furnished to ZHANG by a third party, without restriction as to use or disclosure; (iv) is information which was independently developed by ZHANG without breach of any obligation of confidentiality; or (v) is disclosed with the prior written consent of the Company. If ZHANG is compelled by court or other regulatory order to disclose Information, ZHANG shall prior to any disclosure, notify Company in writing.

8. Intellectual Property. ZHANG agrees that any information, inventions, discoveries, innovations, communications or reports conceived, reduced to practice, made or developed by ZHANG under this Agreement shall be promptly disclosed to Company and shall be the sole and exclusive property of Company. ZHANG further agrees that all information and written materials prepared in the performance of Services are "work for hire" and copyright therein shall immediately vest in Company. To the extent that any such information or written materials are not "work for hire," ZHANG hereby assigns and agrees to assign to Company all rights including copyright in any such information and materials. ZHANG agrees to execute any documents (including assignments) necessary to accomplish the intent of this paragraph with no obligation for additional payment by Company beyond that identified herein.

9 Indemnification.

(a) The Company will not be liable for any loss, injury or damage incurred by ZHANG or by a third party as a result of ZHANG's performance of the Services, including any loss, injury or damage resulting from ZHANG's negligent or willful act or omission. ZHANG shall indemnify and hold Company harmless from any liability, loss, cost, or expense (including attorneys' fees and costs) incurred by Company as a result of ZHANG's negligent or willful act or omission. Without limiting Company's rights in any way, ZHANG agrees that Company shall be entitled to seek injunctive relief to prevent any actual or threatened breach or continuing breach of this Agreement by ZHANG since such actual or threatened breach would cause irreparable harm to the Company for which remedies at law would not be adequate.

10. Communications. The Company acknowledges that certain communications systems and networks which ZHANG may use or rely on in performing the Services do not necessarily represent a secure environment in which to conduct communications. These systems include certain telephone systems, computer networks and the Internet. Nevertheless, the Company authorizes ZHANG, subject to the confidentiality provisions of Section 7, to use such systems (including sending and receiving electronic mail) for communication of sensitive information about the Company. Notwithstanding the foregoing, ZHANG shall take all actions

reasonably necessary to protect the confidentiality of all Information as if such Information was proprietary to ZHANG.

11. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming with respect to contracts made and to be performed entirely therein and without regard to choice of law principles thereof.

(b) Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement or the breach, validity or termination thereof shall be fully and finally settled in accordance with the laws of Wyoming, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The place of arbitration shall be Cheyenne, Wyoming. A request for interim measures by a party to a court shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

(c) The parties (A) consent to the exclusive jurisdiction of the court located in Cheyenne, Wyoming for all purposes in connection with dispute resolution, including the entry of judgment on any award; (B) waive any objection to laying venue in any such court; (C) waive any objection that any such court is an inconvenient forum or does not have jurisdiction over any party; and (D) consent that any process, notice of motion or other application to such courts, and any papers in connection with arbitration, may be served by registered or certified mail, return receipt requested, by personal service, or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed.

12. Miscellaneous.

(a) If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(b) This Agreement contains the entire understanding of the parties relating to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to such subject matter, whether oral or written. No modification to any provision of this Agreement shall be binding unless in writing and signed by both the Company and ZHANG. No waiver of any rights under this Agreement will be effective unless in writing, signed by the party against whom enforcement of such waiver is sought. The waiver of a default shall not constitute a waiver of any other default, and the failure of either party to enforce any right or remedy for any one default shall not be deemed a waiver of such right or remedy if the offending party persists in such default or commits another default, nor shall such failure in any way affect the validity of the Agreement or any provision of this Agreement.

(c) All notices under this Agreement shall be sufficient if delivered by email, registered or certified mail, overnight mail or personal service. Any notice shall be deemed to be given only upon actual receipt or refusal of receipt to the address of the Company or ZHANG, as the case may be, set forth above or such other address as such party shall have specified in writing to the other party in accordance with this Section 12(c).

(d) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears on such counterpart, but all of which together shall constitute but one and the same instrument.

(e) This Agreement, and any right or obligation under this Agreement, may not be assigned, transferred or delegated by either party without the express prior written consent of the other party; provided, however, that either party may, without the consent of the other party, assign or transfer this Agreement to any direct or indirect parent or subsidiary company of such party or in connection with a merger or sale of all or substantially all of the assets or stock of such party. Subject to the foregoing, this Agreement and the obligations hereunder shall be binding on the representatives, assigns, and successors of the party in question and shall inure to the benefit of the assigns and successors of such party.

(f) Neither expiration nor termination of this Agreement shall affect in any way the rights and obligations of either party which have accrued prior to such event or in connection therewith. Sections 3, 6, 7, 8, 10 and 11 shall survive the expiration or earlier termination of this Agreement.

If the foregoing terms meet with your approval, please sign and return the enclosed copy of this Agreement.

I look forward to working with you.

Acknowledged and Agreed to:

Ying Zhang

By: Ying Zhang [signature]

Its: Dated: March 17, 2017

Xynomic Pharmaceuticals, Inc.

By: Yinglin Mark Xu [signature: Yinglin Xu]

Its: Chairman, CEO & President Dated: March 17, 2017